Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints John H. Streur, Christine C. Carsman, Keitha L. Kinne and Donald S. Rumery, and each of them, as his true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to execute any amendment (including post-effective amendment) to the Registration Statement on Form N-1A of The Managers Funds (SEC File No. 2-84012) (the “Trust”) that relates to the Managers Money Market Fund series of the Trust on behalf of the undersigned as an officer of the JPMorgan Trust II and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney will terminate on May 31, 2011.

/S/ GEORGE C.W. GATCH
George C.W. Gatch

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints John H. Streur, Christine C. Carsman, Keitha L. Kinne and Donald S. Rumery, and each of them, as her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to execute any amendment (including post-effective amendment) to the Registration Statement on Form N-1A of The Managers Funds (SEC File No. 2-84012) (the “Trust”) that relates to the Managers Money Market Fund series of the Trust on behalf of the undersigned as an officer of the JPMorgan Trust II and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney will terminate on May 31, 2011.

/S/ PATRICIA A. MALESKI
Patricia A. Maleski